UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 12, 2014
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in the press release included herein as Exhibit 99.1, on March 12, 2014 the Company, as part of a planned management transition, announced that Joseph C. Gatto, Jr., Senior Vice President, Corporate Finance, has been appointed Chief Financial Officer and Treasurer, effective March 31, 2014. Mr. Weatherly, who has served as a Director since 1994 and as Chief Financial Officer since 2006, will continue to serve as Corporate Secretary and Chief Administrative Officer. The Company also announced today that Rodger W. Smith, Vice President, Treasurer and Principal Accounting Officer, intends to retire from the Company, effective March 31, 2014.  Mitzi P. Conn, currently Callon’s Corporate Controller, will succeed Mr. Smith as Principal Accounting Officer, and Mr. Gatto will assume the duties of Treasurer.

Separately, the Company announced that H. Clark Smith, the Company’s Chief Information Officer, intends to retire from the Company, effective March 31, 2014.

Item 7.01. Regulation FD Disclosure

On March 12, 2014, the Company issued a press release announcing the officer changes described above in Item 5.02. The press release is included herein as Exhibit 99.1. It shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated March 12, 2014 announcing management transitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

March 12, 2013	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated March 12, 2014 announcing management transitions.